Exhibit 99.3

Intelligent Bio Solutions Inc. Announces Closing of $3.0 Million Public Offering of Common Stock and Full Exercise of the Underwriter’s Option to Purchase Additional Shares of Common Stock

NEW YORK, February 21, 2025 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the closing of its previously announced underwritten public offering of 1,500,000 shares of common stock at a public offering price of $2.00 per share of common stock, which included the full exercise of the underwriter’s option to purchase up to 195,652 additional shares of common stock. Including the option exercise, the aggregate gross proceeds from the offering were approximately $3.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Ladenburg Thalmann & Co. Inc. acted as the sole bookrunning manager for the offering.

The offering was made pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on April 8, 2022, and declared effective by the SEC on April 20, 2022. A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained by contacting Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will transform portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc.

Forward-Looking Statements:

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, secure regulatory approvals, among others, and the intended use of proceeds from the offering. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com